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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated August 23, 1999, accompanying the consolidated financial statements included in the Annual Report of Franklin Telecommunications Corp. and subsidiaries on Form 10-K for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Franklin Telecommunications Corp. and subsidiaries on Form S-8.


Singer Lewak Greenbaum & Goldstein LLP


Los Angeles, California
January 7, 2000